UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                  May 27, 2003

                Date of Report (Date of Earliest Event Reported)


                              E-City Software, Inc.

             (Exact name of registrant as specified in its charter)

         Nevada                           333-46424               88-0461317

 (State or other jurisdiction of       (Commission            (I.R.S. Employer
          incorporation)               File Number)          Identification No.)


                   14213 SE 63rd Street, Bellevue WA,  98006

               (Address of principal executive offices) (Zip code)


                                 (504) 524-5425

              (Registrant's telephone number, including area code)



ITEM 5:    OTHER EVENTS

      On May 23, 2003, the Company entered into a settlement agreement with Cityscape.com, Inc., a customer with whom the Company had a dispute, due chiefly to the Company's failure to support the product which the customer had purchased and partially paid for. To settle all matters between the parties and to provide that the Company's remaining customers might have product support, Cityscape has agreed to service the Company's existing customers and to release all claims against E-City for a payment of $40,000 and a release from E-City of any claims that it might have against Cityscape, including payment of any remaining amounts due under the original license agreement between the parties.

      On May 23, 2003, the Company entered into a strategic alliance agreement with On Alert Systems, Inc., a Nevada corporation. The strategic alliance agreement provides that E-City will sell to On Alert and On Alert agrees to buy 35,000,000 common shares of E-City stock in exchange for strategic cooperation, management expertise and a payment of $40,000 to Cityscape.com, Inc., an E-City customer with whom E-City has a commercial dispute. E-City and On Alert also agreed to cooperate with each other to enhance the mutual possibilities of sales of their combined technology in the gunshot detection and computer mapping markets. Although the Parties have not yet decided precisely what form this cooperation will take, they will use their best efforts to reach a mutually beneficial cooperative solution under the agreement.

      In addition, Chief Executive Officer, Sole Director, Principal Accounting Officer, Treasurer and Secretary of the Company, Anis Jessa resigned on May 23, 2003 and appointed William C. Robinson as Chief Executive Officer, Sole Director, Principal Accounting Officer, Treasurer and Secretary of the Company.

      In addition, the Company has entered into a consulting agreement with Mr. Jessa. The terms of Mr. Jessa's consultancy provide that he will surrender 2,149,000 shares of common stock in E-City which will be held in trust to secure his obligations under the consulting agreement. Mr. Jessa will be compensated by 2,471,350 shares of incentive stock options at a price per share of $0.01 under the agreement, subject to his providing the requisite consulting services. The consulting agreement also provides some anti-dilution protection for Mr. Jessa and provides that the corporation agree to pay certain tax liabilities that it owes in a timely fashion and for which Mr. Jessa may be personally liable in the event of non-payment.

ITEM 7:    FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

99.1     Press Release, dated May 27, 2003.
99.2     Consulting Agreement between the Company and Anis Jessa, dated May 23,
         2003.
99.3 Strategic Alliance Agreement between the Company and On Alert Systems, Inc., dated May 23, 2003.
99.4 Settlement Agreement between the Company and Cityscape, Inc., dated May 23, 2003.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    May 27, 2003                           E-CITY SOFTWARE, INC.

                                             By: /s/William C. Robinson
                                                 ----------------------
                                                    William C. Robinson
                                              Chief Executive Officer, Director,
                                              Principal Accounting Officer,
                                              Treasurer and Secretary


Exhibit Index

99.1   Press Release, dated May 27, 2003.
99.2   Consulting Agreement between the Company and Anis Jessa, dated May 23,
       2003.
99.3 Strategic Alliance Agreement between the Company and On Alert Systems, Inc., dated May 23, 2003.
99.4 Settlement Agreement between the Company and Cityscape, Inc., dated May 23, 2003.